Exhibit 10.2

SENIOR SECURED 20% OID PROMISSORY NOTE

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Original Issue Date: December 30, 2022	Subscription Amount: $1,150,000
Maturity Date: September 30, 2023	Original Issue Discount: $287,500
Original Interest Discount: 20%	Original Principal Amount: $1,437,500

MOBIQUITY TECHNOLOGIES, INC

SENIOR SECURED 20% OID PROMISSORY NOTE

THIS SENIOR SECURED 20% OID PROMISSORY NOTE (as amended, amended and restated, modified or supplemented from time to time, this “Note”) is that certain duly authorized and validly issued Senior Secured 20% OID Promissory Note of Mobiquity Technologies, Inc., a New York corporation (the “Company”), designated as such by the Company and issued by the Company to Walleye Opportunities Master Fund Ltd in its capacity as the investor under and pursuant to the Purchase Agreement (as defined below).

FOR VALUE RECEIVED, the Company promises to pay to Walleye Opportunities Master Fund Ltd, or its registered assigns (the “Holder”), the principal sum of ONE MILLION FOUR HUNDRED THIRTY-SEVEN THOUSAND AND FIVE HUNDRED DOLLARS ($1,437,500) on or before September 30, 2023 (the “Maturity Date”), and to pay interest to the Holder on the aggregate then outstanding amount of this Note subject to and in accordance with the terms and provisions hereof. Notwithstanding anything to the contrary set forth in the foregoing sentence and for the avoidance of doubt, the Principal Balance (as defined below) of this Note (including any increase thereto resulting from an increase in the Face Amount of the Note upon the occurrence of an Event of Default pursuant to Section 6 hereof), together with all accrued and unpaid interest thereon, shall be due and payable at the Maturity Date, and the Company promises to pay interest on the unpaid Principal Balance of this Note from the Original Issue Date until the payment in full of the Principal Balance of this Note, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made, subject to and in accordance with the terms and provisions hereof. Without limiting the foregoing, this Note is subject to the following additional provisions, it being understood and agreed that, notwithstanding anything to the contrary set forth herein, the provisions of this Note are subject to compliance with the Rules and Regulations of The Nasdaq Capital Market:

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1.       Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“$” or “Dollars” means United States Dollars.

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment, or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day other than Saturday, Sunday, or other day on which commercial banks in the City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York are generally are open for use by customers on such day.

“Change of Control Transaction” means the occurrence after Original Issue Date of any of the following transactions (excluding any such transaction effected in connection with a Trigger Financing equal to or greater than $3,000,000 provided the Company shall have complied in full with the provisions of Section 3(b)(ii) with respect to such Trigger Financing): (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company, (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company (and all of its Subsidiaries, taken as a whole) sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three (3) year period of more than one-half (1/2) of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Common Stock” means the Common Stock, par value $0.0001 per share, of the Company, and/or any other class of securities into which such securities may hereafter be reclassified or changed subsequent to the Original Issue Date.

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“Conversion Price” means the Nasdaq official closing price of the Common Stock on The Nasdaq Capital Market (as reflected on Nasdaq.com) as of the close of business on the date of the occurrence of any Event of Default that continues for fourteen (14) days (i.e. the date that is fourteen (14) days prior to the Convertibility Date) (such date, the “Conversion Price Date”); provided, if any such Conversion Price Date is not a Trading Day, then the “Conversion Price” shall be the Nasdaq official closing price of the Common Stock on The Nasdaq Capital Market (as reflected on Nasdaq.com) as of the close of business on the first Trading Day immediately following the Conversion Price Date; provided, further, for the avoidance of doubt that the Conversion Price is subject to adjustment in accordance with Section 7 but in no event shall it be lower than 20% of the Nasdaq official closing price of the common stock (i) on the date of execution of the Purchase Agreement or (ii) if the Closing occurs after the close of trading on the Nasdaq on the date immediately prior to the date of execution of the Purchase Agreement and prior to the close of trading on the Nasdaq on the date of execution of the Purchase Agreement, on the date immediately prior to the date of execution of the Purchase Agreement.

“Conversion Shares” shall have the meaning set forth in Section 7.

“Convertibility Date” shall have the meaning set forth in Section 6.

“Exchange Notes” shall have the meaning set forth in Section 4(a).

“Fundamental Transaction” means the occurrence after Original Issue Date of any of the following transactions (excluding any such transaction effected in connection with a Trigger Financing equal to or greater than $3,000,000 provided the Company shall have complied in full with the provisions of Section 3(b)(ii) with respect to such Trigger Financing): (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance, or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer, or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of common stock are permitted to sell, tender, or exchange their shares for other securities, cash, or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding common stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash, or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of common stock (not including any shares of common stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

“Holder” shall have the meaning set forth in the Preamble.

“Indebtedness” means any liabilities of the Company and/or any of its Subsidiaries for borrowed money or amounts owed (excluding trade payables and salaries owed to employees) and all guaranties made by the Company and/or any of its Subsidiaries of borrowed money or amounts owed by others.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Maturity Date” has the meaning set forth in the Preamble.

“Maximum Rate” shall have the meaning set forth in Section 8(m).

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“New York County Courts” shall have the meaning set forth in Section 8(e).

“Note” shall have the meaning set forth in the Preamble.

“Original Issue Date” means the date of the first issuance of the Note, regardless of any transfers of the Note and regardless of the number of instruments which may be issued to evidence such Note.

“Original Principal Amount” of this Note is the amount set forth opposite such term above the Preamble.

“Permitted Indebtedness” means: (a) the Indebtedness evidenced by the Note and any Exchange Notes, (b) existing Indebtedness of the Company as of the Original Issue Date hereof set forth on Schedule 1 hereto, (c) unsecured Indebtedness in an aggregate amount not to exceed $50,000, inclusive of any interest, fees, penalties, or other amounts due or payable thereunder (excluding trade debt and debt for professional services incurred in the ordinary course of business), (d) indebtedness under agreements or arrangements refinancing the Indebtedness permitted under the foregoing clause (a) provided that the terms of such refinancing are more favorable to the Company and are no more favorable to the holders of such Indebtedness than the terms of the Note.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, and (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred in connection with Permitted Indebtedness under clauses (a), (c), and (d) of the definition of “Permitted Indebtedness”.

“Person” means an individual or corporation, partnership, trust, incorporated or un-incorporated association, joint-venture, limited liability company, joint-stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prepayment Amount” shall have the meaning set forth in Section 3.

“Face Amount” of this Note, as of any date of determination, means:

(i)	during the period commencing on and including the Original Issue Date through and including the earlier of (x) the Maturity Date and (y) the occurrence of any Event of Default, the Original Principal Amount of this Note.

(ii)	commencing on the date immediately following the earlier of (x) the Maturity Date and (y) the occurrence of any Event of Default, and thereafter, an amount equal to the product of (A) the Original Principal Amount of this Note and (B) 120% (such amount being equal to $1,725,000).

“Principal Balance” of this Note, as of any date of determination, means an amount equal to (A) the Face Amount of this Note as of such date less (B) any payments or prepayments of principal hereunder made prior to such date.

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“Purchase Agreement” means the Securities Purchase Agreement dated as of December 30, 2022 by and among the Company, Walleye Opportunities Master Fund Ltd, in its capacity as the investor, as amended, amended and restated, modified or supplemented from time to time in accordance with its terms.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Share Delivery Date” means any of (i) the Initial Stockholder Approval Share Delivery Date, (ii) the Final Stockholder Approval Share Delivery Date, or (iii) the Pre-Stockholder Approval Maximum Amount Delivery Date.

“Significant Subsidiary” shall have the meaning set forth in the definition of “Bankruptcy Event.”

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB, or OTCQX (or any successors to any of the foregoing).

“Trigger Financing” means any securities, capital raising, loan, investment or other transaction, or series of related transactions, whether publicly offered or privately arranged, resulting in a debt and/or equity financing of the Company or any Subsidiary.

2.       Interest. Interest shall accrue on the outstanding Principal Balance of this Note at an annual rate of: (i) during the period commencing on and including the Original Issue Date through and including the Maturity Date (the “Initial Period”), zero percent (0%) or, upon the occurrence and during the continuance of an Event of Default during the Initial Period, twenty percent (20%) (“Default Interest”), which Default Interest accruing under this clause (i) shall be payable in cash on the first day of each calendar month in accordance with Section 6 hereof; and (ii) commencing on the date immediately following the Maturity Date and thereafter, twenty percent (20%) and all interest accruing under this clause (ii) shall be payable in cash on the first day of each calendar month following the Maturity Date. Such interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest shall cease to accrue with respect to any principal amount converted, provided that the Company actually delivers the Conversion Shares within the time period required by Section 7 herein. Interest hereunder will be paid to the Person in whose name this Note is registered on the note register of the Company regarding registration and transfers of this Note; provided, notwithstanding anything to the contrary set forth herein, the Company represents and warrants that as of the Original Issue Date, the Person in whose name this Note is duly registered on the note register of the Company as the owner of this Note for the purpose of receiving payment as herein provided and for all other purposes is Walleye Opportunities Master Fund Ltd.

3.       Prepayment.

(a)                Optional Prepayment. The Company shall have the option to prepay this Note in full with no penalties at any time after the Original Issue Date and prior to the Maturity Date in an amount in cash equal to the sum of: (A) the Principal Balance of this Note as of such time plus (B) accrued and unpaid interest thereon as of such time as provided herein plus (C) all other amounts, costs, and expenses then due in respect of this Note (such sum, the “Prepayment Amount”).

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(b)                Mandatory Prepayment.

(i)                  Upon the closing of any Trigger Financing below $3,000,000 at any time after the Original Issue Date and prior to the Maturity Date, the Company shall prepay this Note with no penalties in an amount in cash equal to 25% of the net funds raised pursuant to such Trigger Financing with a limit of 50% of the sum of: (A) the Principal Balance of this Note as of the closing of such Trigger Financing plus (B) accrued and unpaid interest thereon as of the closing of such Trigger Financing as provided herein plus (C) all other amounts, costs, and expenses then due in respect of this Note (the “Partial Repayment”). Upon the closing of a subsequent Trigger Financing following the Partial Repayment, the Company shall prepay the remaining Principal Balance of this Note in cash (together with any accrued and unpaid interest thereon and all other amounts, costs and expenses then due in respect of this Note), with no penalties, in full or in part, with the net proceeds of such subsequent Trigger Financing.

(ii)                 Upon the closing of any Trigger Financing of $3,000,000 or greater at any time after the Original Issue Date and prior to the Maturity Date, the Company shall prepay this Note in cash in full with no penalties in an amount equal to 100% of the sum of: (A) the Principal Balance of this Note as of the closing of such Trigger Financing plus (B) accrued and unpaid interest thereon as of the closing of such Trigger Financing as provided herein plus (C) all other amounts, costs, and expenses then due in respect of this Note.

4.       Registration of Transfers and Exchanges.

(a)                Different Denominations. This Note is exchangeable for one or more Senior Secured 20% OID Promissory Notes of the Company of different authorized denominations (but otherwise with terms identical to the terms of this Note) (“Exchange Notes”) with such Exchange Notes having an aggregate Face Amount equal to the Face Amount of this Note at the time of such exchange, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b)                Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the note register of the Company as the owner of this Note for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary; provided, notwithstanding anything to the contrary set forth herein, the Company represents and warrants that as of the Original Issue Date, the Person in whose name this Note is duly registered on the note register of the Company as the owner of this Note for the purpose of receiving payment as herein provided and for all other purposes is Walleye Opportunities Master Fund Ltd.

5.       Negative Covenants. As long as any portion of this Note remains outstanding, without the prior written consent of the Holder, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(a)                other than Permitted Indebtedness, enter into, create, incur, assume, guarantee, or suffer to exist any Indebtedness;

(b)                other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c)                amend any of its charter documents, including, without limitation, its certificate of incorporation, bylaws, certificate of formation or operating agreement, as applicable, in any manner that materially and adversely affects any rights of the Holder;

(d)                repay, repurchase, or offer to repay or repurchase, any Indebtedness, other than (i) this Note and any Exchange Notes and (ii) regularly scheduled payments of the Indebtedness described under clause (b) of the definition of “Permitted Indebtedness” hereunder in accordance with the terms of such Indebtedness as in effect on the Original Issue Date;

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(e)                pay cash dividends or distributions on any equity securities of the Company;

(f)                 enter into any material transaction with any affiliate of the Company, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

(g)                enter into any agreement with respect to any of the foregoing.

6.       Events of Default. “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree, or order of any court, or any order, rule, or regulation of any administrative or governmental body):

(a)                any default in the payment of: (i) all or any portion of the outstanding principal amount of any Note or any Exchange Note, or (ii) interest and other amounts owing to the Holder on any Note or Exchange Note, as and when the same shall become due and payable, which default, solely in the case of an interest payment or other default under clause (ii) above, is not cured within five (5) Trading Days;

(b)                the Company and its Subsidiaries shall fail to maintain directors and officers insurance coverage of at least $1,500,000 which failure is not cured, if possible to cure, within the earlier to occur of (i) five (5) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (ii) seven (7) Trading Days after the Company has become or should have become aware of such failure;

(c)                the Company or any of its Subsidiaries shall fail to observe or perform any other covenant or agreement contained in this Note, any Exchange Note or in any other Transaction Document which failure is not cured, if possible to cure, within the earlier to occur of (i) five (5) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (ii) seven (7) Trading Days after the Company has become or should have become aware of such failure;

(d)                any written statement pursuant hereto or thereto or any other report, financial statement, or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made;

(e)                the Company or any Significant Subsidiary shall be subject to a Bankruptcy Event;

(f)                 the Company shall default on any of its obligations under any mortgage, credit agreement, or other facility, indenture agreement, factoring agreement, or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $250,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(g)                the Company (and all of its subsidiaries, taken as a whole) shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of thirty-three percent (33%) of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction or Fundamental Transaction); or

(h)                a final non-appealable judgment by any competent court in the United States for the payment of money in an amount of at least $250,000 is rendered against the Company, and the same remains undischarged and unpaid for a period of forty-five (45) days during which execution of such judgment is not effectively stayed.

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Upon the occurrence of any Event of Default: (A) the Face Amount of this Note will be automatically increased to an amount equal to the product of (x) the Original Principal Amount of this Note and (y) 120% (such amount being equal $1,725,000) and (B) interest on the Principal Balance of this Note (which for the avoidance of doubt shall adjusted accordingly as a result of the increase in the Face Amount pursuant to the foregoing clause (A) and the definition of the term “Principal Balance”) shall immediately begin to accrue at a rate equal to twenty (20%) per annum which shall be paid in cash monthly on the first day of each calendar month to Holder until such Event of Default is cured. In addition, without limiting the foregoing, if any Event of Default occurs and is continuing on the date that is fourteen (14) calendar days following the occurrence of such Event of Default (the “Convertibility Date”), this Note shall immediately thereupon become convertible at the option of the Holder in accordance with the provisions of Section 7 of this Note.

7.       Default Conversion.

(a)                At any time on or after the Convertibility Date (the “Conversion Date”), at the discretion of the Holder, the Holder may elect, in its sole discretion, upon written notice to the Company as set forth in Annex A hereto (a “Default Conversion Election”), to convert all or any portion of the sum of (A) the Principal Balance of this Note as of the Conversion Date plus (B) accrued and unpaid interest thereon as of the Conversion Date as provided herein plus (C) all other amounts, costs, and expenses then due in respect of this Note (such sum, the “Maximum Conversion Amount”) (the portion of the Maximum Conversion Amount elected to be converted by the Holder pursuant to any Default Conversion Election, the “Conversion Amount”), into a number of shares of the Common Stock, par value $0.0001 per share, and/or or any other class of securities into which such securities may be reclassified or changed after the Original Issue Date (as the case may be, “Conversion Shares”) equal to the ratio calculated as (A) the Conversion Amount divided by (B) the Conversion Price.

(b)                In furtherance of the foregoing and notwithstanding anything to the contrary set forth herein, the Company shall use commercially reasonable efforts to obtain, on or before April 15, 2023 (regardless of whether any Event of Default shall have occurred on or prior to such date), the approval of the Company’s stockholders in order to issue the number of Conversion Shares that would be issuable upon a Default Conversion Election electing to convert a Conversion Amount equal to the Maximum Conversion Amount at the Conversion Price (assuming solely for the purposes of this Section 7(b) that the Conversion Date is Original Issue Date), in accordance with Nasdaq Rule 5635(a)(1) and/or 5635(d) (as applicable, the “20% Rule”), New York corporate law and the Exchange Act (the “Initial Stockholder Approval”); provided that if at any time on or after the Convertibility Date, the Holder delivers any Default Conversion Election pursuant to Section 7(a) (a “Delivered Default Conversion Election”):

(i)                  if (x) the Initial Stockholder Approval has not been obtained or (y) the Initial Stockholder Approval has been obtained but provides for the issuance of a number of Conversion Shares that is less than the number of Conversion Shares necessary to complete the issuance of the Conversion Shares required pursuant to such Delivered Default Conversion Election in accordance with the 20% Rule, New York corporate law and the Exchange Act, the Company shall use commercially reasonable efforts obtain the approval of the Company’s stockholders as soon as practicable for the Company issue the number of Conversion Shares necessary to complete the conversion required by such Delivered Default Conversion Notice (inclusive of the Original Issue Discount of this Note) at the Conversion Price in accordance the 20% Rule, New York corporate law and the Exchange Act (the “Final Stockholder Approval”);

(ii)                  if (x) the Initial Stockholder Approval has been obtained and provides for the issuance of a number of Conversion Shares that is equal to or greater than the number of Conversion Shares necessary for the Company to complete the issuance of the Conversion Shares required pursuant to such Delivered Default Conversion Election without a violation of the 20% Rule, the conversion of the applicable portion of the Note and issuance of the Conversion Shares required pursuant to such Delivered Default Conversion Election and determined in accordance with Section 7(a) shall be effected within two (2) Trading Days of the Company’s receipt of the Delivered Default Conversion Election in accordance with Section 7(c) (the “Initial Stockholder Approval Share Delivery Date”), or (y) if the Final Stockholder Approval has been obtained, the conversion of the applicable portion of the Note and issuance of the Conversion Shares required pursuant to such Delivered Default Conversion Election and determined in accordance with Section 7(a) shall be effected hereunder within two (2) Trading Days of such Final Stockholder Approval in accordance with Section 7(c) (the “Final Stockholder Approval Share Delivery Date”); and

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(iii)                  to the extent that, prior to obtaining the Initial Stockholder Approval or the Final Stockholder Approval, the Company may then issue the Conversion Shares required pursuant to such Delivered Default Conversion Election in accordance with Section 7(a) without violating the 20% Rule (such number of Conversion Shares, the “Pre-Stockholder Approval Maximum Amount”), the conversion of the applicable portion of the Note and issuance of the Conversion Shares required pursuant to such Delivered Default Conversion Election and determined in accordance with Section 7(a) shall be effected hereunder within two (2) Trading Days of the Company’s receipt of the Delivered Default Conversion Election in accordance with Section 7(c) (the “Pre-Stockholder Approval Maximum Amount Share Delivery Date”).

(c)                Delivery of Conversion Shares; Payment of Transfer Taxes. Not later than the applicable Share Delivery Date with respect to any conversion of the Note and issuance of Conversion Shares under this Section 7, the Company shall cause the Conversion Shares required to be issued hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Conversion Shares to or resale of the Conversion Shares by the Holder or (B) the requisite holding period provided by Rule 144 for the resale of the Conversion Shares by the Holder has been satisfied, and otherwise by delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Conversion Shares to which the Holder is entitled pursuant any such conversion of the Note and issuance of Conversion Shares under this Section 7. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as any portion of this Note or any Exchange Note remains outstanding (the “Transfer Agent”). If Conversion Shares are to be issued in the name of a Person other than the present Holder, the Holder will pay all transfer taxes payable with respect thereto and will deliver this Note for cancellation. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. In lieu of issuing fractional Conversion Shares upon conversion of all or any portion of this Note, the Company shall pay cash in an amount equal to the product of the then applicable Conversion Price per Conversion Share and the number of fractional shares that would otherwise be issuable hereunder. If less than all of the outstanding principal amount of this Note is converted pursuant to the terms of the Purchase Agreement and this Note, the Company will additionally deliver to the Holder an amended and restated Note, containing an original principal amount equal to that portion of the then-outstanding principal amount not converted containing the other terms and provisions of this Note and otherwise in form and substance reasonably satisfactory to the Holder. Subject to Section 7(d), upon the final conversion any portion of this Note in accordance with the provisions this Note (including without limitation the delivery of the applicable Conversion Share certificate or certificates by the applicable Share Delivery Date), all rights of the Holder, except the right to receive the Conversion Shares in accordance with the Purchase Agreement and this Note, will cease as to that portion of the Note so converted and this Note will no longer be deemed to be outstanding as to that portion of the Note so converted.

(d)                Failure to Deliver Conversion Shares. If, upon any conversion of this Note pursuant to this Section 7, the applicable Conversion Shares are not delivered not delivered to or as directed by the applicable Holder by the applicable Share Delivery Date (whether via DWAC or via delivery of a certificate) in accordance with Section 7(c), (i) the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Conversion Shares required to be issued to Holder hereunder (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after the Share Delivery Date) for each Trading Day after such Share Delivery Date until such Conversion Shares are delivered or the Holder rescinds such conversion, (ii) and the Holder shall be entitled to elect by written notice to the Company at any time on or before its or its designee’s receipt of such Conversion Shares, rescind such conversion, in which event the Company shall promptly return to the Holder the Note to the extent such Note was delivered to the Company; provided, for the avoidance of the doubt, that nothing herein shall be deemed to constitute a waiver of any rights of the Holder or any obligations of the Company under this Note with respect to the Conversion Shares, and neither the failure of the Company to timely deliver any Conversion Shares by the applicable Share Delivery Date nor any election by the Holder to rescind any conversion of this Note shall be deemed to constitute a waiver of any such rights of the Holder or obligations of the Company.

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(e)                Obligation Absolute. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder.

(f)                 Adjustment. The number of Conversion Shares issuable upon conversion of this Note or any portion thereof (or any shares of stock or other securities or property at the time receivable or issuable upon conversion of this Note or any portion thereof) and the Conversion Price therefor are subject to adjustment upon the occurrence of any of the following events between the Original Issue Date and the date that all obligations hereunder are repaid or this Note is converted into Conversion Shares:

(i)                  The Conversion Price of this Note will be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, reclassification, recapitalization or other similar event affecting the number of outstanding Conversion Shares.

(ii)                  In case of any Change of Control Transaction or Fundamental Transaction then, the Holder, upon the conversion of this Note at any time after the consummation of such Change of Control Transaction or Fundamental Transaction (as the case may be), will be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such Change of Control Transaction or Fundamental Transaction (as the case may be) if the Holder had converted this Note immediately prior thereto, subject to further adjustment as provided in this Note, and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) will be made in the application of the provisions in this Section with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth in this Section will thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of this Note. The Company will cause the successor or purchasing corporation in any such reorganization, consolidation or merger (if other than the Company) to duly execute and deliver to the Holder a supplement hereto reasonably acceptable to the Holder acknowledging such entity’s obligations under this Note and, in each such case, the terms of the Note will be applicable to the shares of stock or other securities or property receivable upon the conversion of this Note after the consummation of such reorganization, consolidation or merger.

(iii)                 In case all the authorized Conversion Shares of the Company are converted, pursuant to the Company’s Certificate of Incorporation, into other securities or property, or the Common Stock otherwise ceases to exist, then, in such case, the Holder, upon conversion of this Note at any time after the date on which the Common Stock is so converted or ceases to exist (the “End Date”), will receive, in lieu of the number of Conversion Shares that would have been issuable upon such exercise immediately prior to the End Date (the “Former Number of Conversion Shares”), the stock and other securities and property which the Holder would have been entitled to receive upon the End Date if the Holder had converted this Note with respect to the Former Number of Conversion Shares immediately prior to the End Date (all subject to further adjustment as provided in this Note).

The Company will, at its expense, cause an authorized officer promptly to prepare a written certificate showing each adjustment or readjustment of the Conversion Price, or the number of Conversion Shares or other securities issuable upon conversion of this Note and cause such certificate to be delivered to the Holder in accordance with the notice provisions set forth in Section 8(a) of this Note. The certificate will describe the adjustment or readjustment and include a description in reasonable detail of the facts on which the adjustment or readjustment is based. The form of this Note need not be changed because of any adjustment in the Conversion Price, as the case may be, or in the number of Conversion Shares issuable upon its conversion, unless the Holder determines in its reasonable judgment that a change to the form of this Note is necessary in order to effect the provisions of this Section 7, including without limitation the provisions of Section 7(f)(ii).

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(g)                Holder’s Exercise Limitations. The Company shall not effect any conversion of this Note, and the Holder shall not have the right to convert any portion of this Note, pursuant to Section 7 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, non-exercised portion of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 7(g), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 7(g) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Note is convertible, in each case subject to the Beneficial Ownership Limitation, and the Company shall not have any obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 7(g), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall within one (1) Trading Day confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder in compliance with this Section 7(g) prior to the issuance of this Note, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Note. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 7(g), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 7(g) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 7(g) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

8.       Miscellaneous.

(a)                Notices.

(i)                  Notices to the Company. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the following email address or address (or such other email address or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 8(a)):

Mobiquity Technologies, Inc.

35 Torrington Lane

Shoreham, NY 11786

Attention: Dean Julia, Chief Executive Officer

Email: djulia@mobiquitytechnologies.com

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(ii)                  Notices to the Holder. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service addressed to the Holder at the following address or email address (or such other email address or address as the Holder may specify for such purposes by notice to the Company delivered in accordance with this Section 8(a)):

Walleye Opportunities Master Fund Ltd

2800 Niagara Lane N.

Plymouth, MN 55447

Attention: William England

Email: wengland@walleyecapital.com

(iii)                 Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via email attachment to the email address of the party to whom such notice is required to be given set forth in this Section 8(a) (or otherwise specified in accordance with this Section 8(a)) prior to 5:30 p.m. (New York City time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via email attachment to the email address of the party to whom such notice is required to be given set forth in this Section 8(a) (or otherwise specified in accordance with this Section 8(a)) on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (iii) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service to the address of the party to whom such notice is required to be given set forth in this Section 8(a) or otherwise specified in accordance with this Section 8(a), and (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)                Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

(c)                Senior Secured Obligations. The obligations of the Company under this Note are secured by those certain assets of the Company and each of its Subsidiaries designated as “Collateral” as defined in and pursuant to that certain Security Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) by and among the Company in its capacity as a debtor, Mobiquity Networks, Inc., a New York corporation and wholly-owned Subsidiary of the Company in its capacity as a debtor, Advangelists, LLC, a Delaware limited liability company and wholly-owned Subsidiary of the Company in its capacity as a debtor, and the other debtors from time to time party thereto, the Holder in its capacity as a secured party and Agent (as defined in the Security Agreement), and the other secured parties from time to time party thereto. This Note and any Exchange Note (i) ranks pari passu with any other Exchange Notes, (ii) shall be senior in right and priority of payment to any and all other Indebtedness of the Company and its Subsidiaries now or hereafter incurred, and (iii) the security interests of the Holder and other secured parties in the assets of the Company and each of its Subsidiaries granted under the Security Agreement shall rank senior to the security interest of any other creditor of the Company or any of its Subsidiaries in such assets; provided, for the avoidance of doubt, nothing in this Section shall be deemed to constitute a waiver on the part of the Holder of any covenant of the Company set forth herein or the grant of any consent by the Holder to the incurrence of any Indebtedness or Lien by the Company or any Subsidiary otherwise prohibited under this Note.

(d)                Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen, or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen, or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen, or destroyed, but only upon receipt of evidence of such loss, theft, or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

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(e)                Governing Law; Venue; Submission to Jurisdiction. All questions concerning the construction, validity, enforcement, and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement, and defense of the transactions contemplated by this Note, the Purchase Agreement and/or any other Transaction Document (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees, or agents) shall be commenced exclusively in the state and federal courts sitting in New York City (the “New York County Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York County Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York County Courts, or such New York County Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation, and prosecution of such action or proceeding.

(f)                 Severability. If any provision of this Note is invalid, illegal, or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

(g)                Remedies, Characterizations, Other Obligations, Breaches, and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(h)                Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(i)                 Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(j)                 Amendments; Waiver. No provision of this Purchase Agreement may be waived, modified, supplemented, or amended except in a written instrument signed, (i) in the case of an amendment modification or supplement, by the Company and the Holder, and (ii) in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition, or requirement of this Purchase Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

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(k)                Successors and Assigns. This Note shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Note or any rights or obligations hereunder without the prior written consent of the Holder. The Holder may assign any or all of its rights under this Note to any Person to whom such Holder assigns or transfers any Securities, provided that such transfer complies with the terms of this Note and all applicable federal and State Securities Laws and that such transferee agrees in writing with the Company to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the Holder.

(l)                 Reserved.

(m)               Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Holder in order to enforce any right or remedy, including, without limitation, any law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay, or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted. It is expressly agreed and provided that the total liability of the Company under this Note for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Holder with respect to indebtedness evidenced by this Note, such excess shall be applied by such Holder to the unpaid principal amount of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Holder’s election.

(n)                Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or any of its Subsidiaries, the Company shall within two (2) Business Days after such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K filed with the SEC. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

MOBIQUITY TECHNOLOGIES, INC.

By:	/s/ Dean Julia
Name: Dean L. Julia Title: Chief Executive Officer

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ANNEX A

TO SENIOR SECURED 20% OID PROMISSORY NOTE -- NOTICE OF CONVERSION

The undersigned (the “Holder”) hereby elects to convert $___________ amount of this Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of this Note (“Common Stock”) as set forth below, of Mobiquity Technologies, Inc. (the “Company”), according to the conditions of the Senior Secured 20% OID Promissory Note of the Company dated as of December 30, 2022 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[  ] Default Conversion Election

[  ] The Company shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime

Broker: Account Number:

[  ] The undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

[______]

e-mail: [______]

Date of conversion:	________
Applicable Conversion Price:	$ ________
Number of shares of Common Stock to be issued pursuant to the conversion of this Note:	________
Amount of Principal Balance due remaining under this Note after this conversion:	_______

[______]

By: __________________________

Name: ________________________

Title: ________________________

Date:

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